EXHIBIT 99.2

2014

Third Quarter

Earnings Supplement

The enclosed summary should be read in conjunction with the text and statistical tables included in American Express Company’s (the “Company” or “AXP”) Third Quarter 2014 Earnings Release.

This presentation contains certain forward-looking statements that are subject to risks and uncertainties and speak only as of the date on which they are made. Important factors that could cause actual results to differ materially from these forward-looking statements, including the Company’s financial and other goals, are set forth on pages 13-14 of this Supplement, in the Company’s 2013 Annual Report to Shareholders, in its 2013 Annual Report on Form 10-K, in its Quarterly Report on Form 10-Q for the quarters ended March 31, 2014 and June 30, 2104 and in other reports on file with the Securities and Exchange Commission. In addition, certain calculations included within this supplement constitute non-GAAP financial measures and may differ from the calculations of similarly titled measures by other companies.

AMERICAN EXPRESS COMPANY

THIRD QUARTER 2014 OVERVIEW

FINANCIAL RESULTS

•	The Company reported $1.5B of net income in Q3’14, compared to $1.4B in Q3’13. This resulted in diluted EPS attributable to common shareholders of $1.40 per share, an increase of 12% from $1.25 a year ago.

•	Total revenues net of interest expense were flat compared to Q3’13. The prior-year period included the revenue from the Company’s business travel operations, which were deconsolidated as a result of the previously announced business travel joint venture that closed June 30, 2014. Excluding these revenues from Q3’13, adjusted revenue growth was 5% in Q3’14,[1] and would round to 6% on an FX adjusted basis.[2]

•	Q3’14 return on average equity (“ROE”) was 28.8%.

BUSINESS METRICS

•	Worldwide billed business of $258B increased 9% on a reported basis and 10% on an FX adjusted basis, compared to Q3’13.

•	Worldwide Card Member loan balances of $66.1B increased 5% from $63.0B a year ago, reflecting higher Card Member spending levels, partially offset by an increase in paydown rates.

•	Worldwide lending write-off rates improved versus the prior year and last quarter to reach new all-time lows. The Company’s third quarter worldwide net lending write-off rate[3] was 1.5%, as compared to 1.6% in Q2’14 and 1.7% in Q3’13.

				Percentage
	Quarters Ended		Percentage	Inc/(Dec)
	September 30,		Inc/(Dec)	FX Adjusted[2]
	2014	2013
Card billed business[4] (billions):
United States	$173.0	$158.2	9%
Outside the United States	85.1	78.0	9	11%

Total	$258.1	$236.2	9	10

Total cards-in-force (millions):
United States	54.5	52.8	3
Outside the United States	56.6	52.6	8

Total	111.1	105.4	5

Basic cards-in-force (millions):
United States	42.2	40.9	3
Outside the United States	46.3	42.6	9

Total	88.5	83.5	6

Average basic Card Member spending[5] (dollars):
United States	$4,486	$4,255	5
Outside the United States	$3,523	$3,467	2	4
Total	$4,223	$4,037	5	5

[1]	Adjusted revenue growth is a non-GAAP measure and excludes revenue from the Company’s business travel operations in Q3’13 from total revenues net of interest expense. Adjusted revenue growth does not exclude other business travel-related items, including transaction-related costs, the equity earnings from the joint venture in Q3’14, and impacts related to a transition services agreement that will phase out over time. Management believes adjusted revenue growth is useful in evaluating the ongoing operating performance of the Company. See Annex 1 for a reconciliation to total revenues net of interest expense on a GAAP basis.
[2]	As reported in this Earnings Supplement, FX adjusted information assumes a constant exchange rate between the periods being compared for purposes of currency translation into U.S. dollars (e.g., assumes the foreign exchange rates used to determine results for the three months ended September 30, 2014 apply to the period(s) against which such results are being compared). The Company believes the presentation of information on an FX adjusted basis is helpful to investors by making it easier to compare the Company’s performance in one period to that of another period without the variability caused by fluctuations in currency exchange rates.
[3]	Rate reflects principal losses only. Net write-off rates including interest and/or fees are included in the Company’s Third Quarter 2014 Earnings Release, selected statistical tables.
[4]	For additional information about discount rate calculations and billed business, please refer to the Company’s Third Quarter 2014 Earnings Release, selected statistical tables.
[5]	Proprietary card activity only.

AMERICAN EXPRESS COMPANY

THIRD QUARTER 2014 OVERVIEW

Additional Billed Business Statistics:

(Growth vs. Q3’13)

		Percentage
	Percentage	Inc/(Dec)
	Inc/(Dec)	FX Adjusted[6]
Worldwide[7]
Total Billed Business	9%	10%
Proprietary billed business	8	9
GNS billed business[8]	16	17
Airline-related volume (9% of worldwide billed business)	7	7
U.S.[7]
Billed Business	9
Proprietary consumer card billed business[9]	8
Proprietary small business billed business[9]	12
Proprietary corporate services billed business[10]	10
T&E-related volume (26% of U.S. billed business)	7
Non-T&E-related volume (74% of U.S. billed business)	10
Airline-related volume (8% of U.S. billed business)	5
Outside the U.S.[7]
Billed Business	9	11
Japan, Asia Pacific & Australia (“JAPA”) billed business	16	16
Latin America & Canada (“LACC”) billed business	1	8
Europe, Middle East, & Africa (“EMEA”) billed business	7	7
Proprietary consumer and small business billed business[11]	4	6
JAPA billed business	4	6
LACC billed business	(1)	5
EMEA billed business	9	8
Proprietary corporate services billed business[10]	3	5

[6]	See Note 2, page 1.
[7]	Captions not designated as “proprietary” or “GNS” include both proprietary and Global Network Services (“GNS”) data.
[8]	Included in Global Network and Merchant Services (“GNMS”).
[9]	Included in U.S. Card Services (“USCS”).
[10]	Included in Global Commercial Services (“GCS”).
[11]	Included in International Card Services (“ICS”).

AMERICAN EXPRESS COMPANY

THIRD QUARTER 2014 OVERVIEW

Consolidated Statement of Income

(Preliminary)	Quarters Ended
(Millions, except percentages and per share amounts)	September 30,		Percentage
	2014	2013	Inc/(Dec)
Revenues
Non-interest revenues
Discount revenue	$4,915	$4,659	5%
Net card fees	680	658	3
Travel commissions and fees	104	490	(79)
Other commissions and fees	642	610	5
Other	593	601	(1)

Total non-interest revenues	6,934	7,018	(1)
Net interest income	1,395	1,283	9

Total revenues net of interest expense	8,329	8,301	0

Provisions for losses
Charge card	196	159	23
Card Member loans	265	248	7
Other	27	12	#

Total provisions for losses	488	419	16

Total revenues net of interest expense after provisions for losses	7,841	7,882	(1)

Expenses
Marketing and promotion	809	827	(2)
Card Member rewards	1,695	1,619	5
Card Member services and other	205	197	4
Salaries and employee benefits	1,290	1,544	(16)
Professional services	731	793	(8)
Occupancy and equipment	432	462	(6)
Communications	91	94	(3)
Other, net	342	342	0

Total	5,595	5,878	(5)

Pretax income	2,246	2,004	12
Income tax provision	769	638	21

Net Income	$1,477	$1,366	8

Net income attributable to common shareholders[12]	$1,466	$1,354	8

Earnings Per Common Share-Basic
Net Income attributable to common shareholders	$1.41	$1.26	12

Earnings Per Common Share-Diluted
Net Income attributable to common shareholders	$1.40	$1.25	12

Average Shares Outstanding
Basic	1,041	1,074	(3)
Diluted	1,047	1,081	(3)

# denotes a variance of more than 100%.

[12]	Represents net income less earnings allocated to participating share awards of $11MM and $12MM for the three months ended September 30, 2014 and 2013, respectively.

AMERICAN EXPRESS COMPANY

THIRD QUARTER 2014 OVERVIEW

•	Discount Revenue: Increased 5%, reflecting 9% growth in billed business volumes, partially offset by a decrease in the average discount rate, faster growth in GNS billings than in overall Company billings, as well as increased cash rebate rewards and corporate client incentives in the current period.

•	The average discount rate[13] of 2.49% in Q3’14 decreased by 3 bps compared to 2.52% in Q3’13. In the current quarter, the discount rate was impacted in part by changes in the mix of Card Member spending by industry, with a modest impact from the OptBlue program. As indicated in prior quarters, changes in the mix of spending by location and industry, volume-related pricing discounts, strategic investments, certain pricing initiatives, competition in the market and other factors will likely result in continued erosion of the average discount rate over time.

•	Net Card Fees: Increased 3%, reflecting growth in basic cards-in-force in USCS and ICS.

•	Travel Commissions and Fees: Decreased 79% to $104MM, as the revenues from business travel are no longer consolidated in the income statement. Please see Other Items of Note for further detail.

•	Other Commissions and Fees: Increased 5% versus Q3’13, primarily benefitting from higher Loyalty Partner revenue.

•	Other Revenues: Decreased 1%, driven primarily by lost revenue from the sale of the Publishing business on October 1, 2013. This was partially offset by revenues received for transitional services provided to the business travel joint venture, and a $9MM net increase in gain related to the sales of investment securities in Concur and ICBC (combined $45MM in Q3’14 vs. $36MM from ICBC in Q3’13).

•	Net Interest Income: Increased 9% versus Q3’13, reflecting a 5% increase in average Card Member loans and lower funding costs compared to Q3’13. Net interest income divided by average loans was 8.5% and worldwide net interest yield, a non-GAAP measure, was 9.3% versus 9.4% in Q3’13.[14]

•	Charge Card Provision for Losses: Increased 23% due to higher write-offs and a larger reserve build versus the prior year.

•	Worldwide Charge Card:

	Q3’14	Q2’14	Q3’13
USCS Net write-off rate[15]	1.5%	1.8%	1.4%
ICS Net write-off rate[16]	1.9%	1.9%	—
GCS Net loss ratio as a % of charge volume	0.1%	0.1%	0.1%

USCS 30 days past due as a % of total	1.6%	1.5%	1.7%
ICS 30 days past due as a % of total[16]	1.4%	1.3%	—
GCS 90 days past billings as a % of total	0.8%	0.7%	0.8%

Worldwide Receivables (billions)	$45.1	$45.3	$43.5
Reserves (millions)	$432	$413	$396
% of receivables	1.0%	0.9%	0.9%

[13]	See Note 4, page 1.
[14]	See Annex 3 for the calculation of net interest yield on Card Member loans, a non-GAAP measure, and net interest income divided by average loans, a GAAP measure. The Company believes net interest yield on Card Member loans is useful to investors because it provides a measure of profitability of the Company’s Card Member loan portfolio.
[15]	See Note 3, page 1.
[16]	Beginning in the first quarter of 2014, as a result of system enhancements, 30 days past due as a % of total, and Net write-off rate (principal only) have been presented for ICS. For historical Net loss ratio as a % of charge volume for ICS, please refer to the Company’s Third Quarter 2014 Earnings Release, Selected Statistical tables.

AMERICAN EXPRESS COMPANY

THIRD QUARTER 2014 OVERVIEW

•	Card Member Loan Provision for Losses: Increased 7%, in part due to a smaller reserve release versus the prior year. This impact was partially offset by lower net write-offs in Q3’14 due to improved credit performance.

•	Worldwide Loans:

	Q3’14	Q2’14	Q3’13
Net write-off rate[17]	1.5%	1.6%	1.7%
30 days past due loans as a % of total	1.1%	1.0%	1.1%

Total Loans (billions)	$66.1	$66.3	$63.0
Reserves (millions)	$1,146	$1,170	$1,281
% of total loans	1.7%	1.8%	2.0%
% of past due	165%	171%	179%

•	Other Provision for Losses: Was $27MM, compared to $12MM in Q3’13.

•	Marketing and Promotion Expense: Decreased 2% versus a year ago. Marketing and promotion dropped significantly from the elevated levels seen in Q2’14, when the Company reinvested a significant portion of the gain from the business travel joint venture transaction in growth initiatives across all segments.

•	Card Member Rewards Expense: Increased 5%, driven by higher spend volumes within Membership Rewards and Co-brand products, partially offset by a true-up of certain rewards-related reserves.

•	The Company’s Membership Rewards ultimate redemption rate for program participants remained 95% in Q3’14, in line with Q2’14.

•	Card Member Services and Other Expense: Increased $8MM from Q3’13 to $205MM.

•	Salaries and Employee Benefits Expense: Decreased 16%, predominantly because the expenses from business travel are no longer consolidated in the income statement.

•	Professional Services Expense: Decreased 8%, driven in part by lower technology expenses in the current quarter, including in the Enterprise Growth business.

•	Occupancy and Equipment Expense: Decreased 6%, predominantly because the expenses from business travel are no longer consolidated in the income statement.

•	Communications Expense: Was $91MM, compared to $94MM in Q3’13.

•	Other, Net Expense: Remained flat compared to Q3’13.

•	Pretax Margin: Was 27.0% of total revenues net of interest expense in Q3’14 compared with 24.1% in Q3’13.

•	Effective Tax Rate: Was 34.2% in Q3’14 compared with 31.8% in Q3’13. The effective tax rate for 2013 reflected the reversal of a valuation allowance related to deferred tax assets associated with certain of the Company’s non-U.S. business travel operations, as well as the resolution of certain prior years’ items.

[17]	See Note 3, page 1.

AMERICAN EXPRESS COMPANY

THIRD QUARTER 2014 OVERVIEW

CAPITAL

•	Capital Distribution to Shareholders: During Q3’14, approximately 89% of capital generated was distributed to shareholders through the Company’s quarterly common share dividend and share repurchases.

The Company repurchased 13MM common shares at an average price of $88.49 in Q3’14 versus 13MM common shares at an average price of $74.73 in Q3’13.

Shares Outstanding:

	Millions of Shares
	Q3’14	Q2’14	Q3’13
Beginning of period	1,046	1,059	1,084
Repurchase of common shares	(13)	(13)	(13)
Employee benefit plans, compensation and other	2	—	—

End of period	1,035	1,046	1,071

Capital Ratios: As of September 30, 2014, the Company’s key consolidated capital ratios,18 as calculated under the new U.S. regulatory capital standards, known as Basel III, inclusive of transition provisions, were as follows:

($ in billions)	September 30, 2014
Risk-Based Capital
Tier 1	13.6%
Total	15.1%
Tier 1 Leverage	11.6%
Common Equity Tier 1/Risk Weighted Assets (“RWA”)	13.6%
Total Shareholders’ Equity	$20.2
Tangible Common Equity (“TCE”)19/RWA	12.8%
Tier 1 Capital	$17.6
Common Equity Tier 1	$17.6
Tier 2 Capital	$1.9
Total Average Assets[20]	$151.6
RWA	$128.9
TCE	$16.5

The transition provisions for 2014 under Basel III cause the Company’s reported capital ratios to be higher than they would have been under the prior regulatory standards, known as Basel I. Specifically, the Common Equity Tier 1 and Tier 1 capital ratios would have been approximately 35 bps lower under Basel I (approximately 13.3%21). The largest contributor to the difference is the way intangible assets are being treated and ultimately transitioned in over a 5-year period under Basel III.

Had the Basel III rules been fully phased in during Q3’14, the Company estimates that the reported Common Equity Tier 1 and Tier 1 capital ratios would be approximately 70 bps lower than the reported transitional Basel III ratios and approximately 40 bps lower versus Basel I. The Supplementary Leverage Ratio would have been approximately 9.3%.21 These ratios are calculated using the standardized approach. The Company is currently taking steps toward implementing the Basel III advanced approaches in the United States.

[18]	These ratios represent preliminary estimates as of the date of this Earnings Supplement and may be revised in the Company’s September 30, 2014 Form 10-Q.
[19]	Tangible common equity, a non-GAAP measure, excludes goodwill and other intangibles of $3.8B from total shareholders’ equity of $20.2B. The Company believes presenting the ratio of tangible common equity to risk-weighted assets is a useful measure of evaluating the strength of the Company’s capital position.
[20]	Presented for the purpose of calculating the Tier 1 Leverage Ratio.
[21]	The Common Equity Tier 1 and Tier 1 capital ratios under Basel I and Fully Phased-in Basel III, and the Supplementary Leverage Ratio are non-GAAP measures. The Company believes the presentation of the capital ratios is helpful to investors by showing the impact of Basel III. The impact of the Basel III rule will change over time based upon changes in the size and composition of the Company’s balance sheet; and the impact for the third quarter of 2014 is not necessarily indicative of the impact in future periods. Refer to Annex 2 for a reconciliation of the capital ratios.

AMERICAN EXPRESS COMPANY

THIRD QUARTER 2014 OVERVIEW

FUNDING AND LIQUIDITY

•	Funding Activities: During Q3’14, the Company primarily funded its business through deposit-taking and the issuance of unsecured debt.

•	Deposits: The Company held the following deposits:

($ in billions)	Sept. 30, 2014	June 30, 2014	Change
U.S. Direct Deposits[22]	$26.6	$26.5	$0.1
U.S. 3rd Party CDs	6.4	5.9	0.5
U.S. 3rd Party Sweep Accounts	8.9	8.9	—
Other Deposits	0.1	0.1	—
Card Member Credit Balances	0.7	0.7	—

Total	$42.7	$42.1	$0.6

The total portfolio of U.S. retail Certificates of Deposit (“CDs”) issued through the direct deposit and third-party programs had a weighted average remaining maturity of 25.9 months and a weighted average rate at issuance of 1.65%.

•	Unsecured Debt: On August 15, 2014, American Express Credit Corporation (“Credco”) issued $1.9B of dual-tranche senior unsecured notes consisting of (i) $1.5B of fixed-rate senior notes with a maturity of five years and a coupon of 2.250% and (ii) $400MM of floating-rate senior notes with a maturity of five years at a rate of 3-month LIBOR plus 49 bps. On September 23, 2014, Credco issued $1.0B of dual-tranche senior unsecured notes consisting of (i) $700MM of fixed-rate senior notes with a maturity of three years and a coupon of 1.550% and (ii) $300MM of floating-rate senior notes with a maturity of three years at a rate of 3-month LIBOR plus 30 bps.

•	Asset-Backed Securitization: On July 1, 2014, the Company issued $1.0B of Class A asset-backed securities from the American Express Credit Account Master Trust (“Lending Trust”) with a maturity of three years and a coupon of 1.260%. On September 22, 2014, the Company issued $1.5B of Class A asset-backed securities from the Lending Trust with a maturity of three years and a coupon of 1.490%.

•	As of September 30, 2014, the Company held $15.6B of excess cash[23] and $0.1B of securities held as collateral[24] versus $13.7B of long-term debt and CDs[25] maturing over the next 12 months.

[22]	Direct Deposits primarily includes the Personal Savings® direct deposit program, which consisted of $26.2B from high-yield savings accounts and $0.4B from retail CDs as of September 30, 2014.
[23]	Includes $21.3B classified as Cash and Cash Equivalents less $5.7B of cash available to fund day-to-day operations. The $15.6B represents cash residing in the United States.
[24]	Represents off balance sheet securities held as collateral from a counterparty that had not been sold or re-pledged.
[25]	Reflects the face amount of unsecured term debt; the long-term debt balance on the Company’s consolidated balance sheet includes capitalized leases of $0.1B and certain adjustments which are not included in this balance.

AMERICAN EXPRESS COMPANY

THIRD QUARTER 2014 OVERVIEW

OTHER ITEMS OF NOTE

•	Corporate & Other: Net expense reported in Corporate & Other was $185MM in Q3’14 compared with $252MM in Q2’14 and $210MM in Q3’13.

•	The lower net expense compared to Q2’14 was primarily driven by the contribution to the American Express Foundation in the prior quarter and lower expenses in the Enterprise Growth business in the current quarter.

•	The lower net expense compared to Q3’13 was primarily driven by lower interest expense in the current quarter.

•	Business Travel Joint Venture Transaction: On June 30, 2014, the Company completed its previously announced plans to establish a joint venture for its business travel operations. As a result of the transaction, business travel was deconsolidated, which impacts the Company’s year-over-year growth rates in Travel Commissions and Fees, where a majority of business travel revenue was recorded, and in Operating Expenses,[26] where a majority of business travel expense was recorded. The impact to revenues, expenses and pre-tax income also affects year-over-year growth rates in the GCS segment. The following schedule contains business travel revenues, expenses and pre-tax income for 2013, as well as the first two quarters of 2014.

$MM	Q2’14	Q1’14	FY 2013	Q4’13	Q3’13
Total revenues, net of interest	402	339	1,548	405	396
Provision for losses	(4)	(2)	(5)	(2)	(2)

Total revenues, net of interest and provision	398	337	1,543	403	394

Total operating expenses	(335)	(335)	(1,412)	(361)	(335)
Other expenses	(2)	(1)	(4)	(1)	(1)

Pre-tax income	61	1	127	41	58

•	Potential SAP Acquisition of Concur Technologies: In 2008, American Express entered into an operating agreement and made a strategic investment in Concur Technologies, resulting in a 13.5% ownership stake. During September, SAP announced that it would be acquiring Concur in a deal that valued Concur at $129 per share. If this proposed transaction is completed, it would result in a sizable gain. During the third quarter, the Company sold a small percentage of its interest in Concur, which was reflected in Other Revenue within the GCS segment.

Currently, SAP and Concur’s public expectation is for the transaction to close during the fourth quarter of 2014, though it could be delayed until the first quarter of 2015. Our operating agreements with Concur will continue after the transaction is complete, and the Company does not anticipate any immediate changes to this strategic relationship.

[26]	Operating Expenses represent salaries and employee benefits, professional services, occupancy and equipment, communications and other, net.

AMERICAN EXPRESS COMPANY

THIRD QUARTER 2014 OVERVIEW

EXPANDED PRODUCTS AND SERVICES

During the quarter, American Express continued to invest in growth opportunities through expanded products and services.

In our proprietary issuing and merchant businesses, the Company:

•	Partnered with Apple to allow Card Members to make purchases through the Apple Pay digital wallet. Card Members will be able to use Apple Pay to transact in-store at merchants who accept contactless payments, or through mobile apps. Apple’s public expectation is for Apple Pay to launch in mid-October with acceptance at over 220,000 locations across a variety of major merchants.

•	Added Wells Fargo, Elavon and TSYS to the OptBlue merchant acquiring program to further expand American Express coverage amongst small merchants in the U.S. These signings bring the number of participating acquirers in OptBlue to fourteen, eight of which are among the top ten largest acquirers in the U.S.

•	Continued to sign new merchants around the world to the American Express network. In the U.S., Dollar General, the nation’s largest small-box discount retailer with more than 11,500 stores, and MetroPC, a wholesale distributor of computer equipment, now accept the American Express Card. In the UK, we signed Co-Op Pharmacy, the third largest pharmacy chain in the U.K., and Wilko, a family-owned high street, variety retailer. In Mexico, we signed CEMEX, a global building materials company. In addition, H&R Block in Australia now accepts American Express.

•	Expanded CenturionSM Lounge access to New York LaGuardia Airport. The Centurion Lounge at LGA is the third in a network of lounges across the U.S., with locations currently open in McCarran International Airport (LAS) in Las Vegas and Dallas/Fort Worth International Airport (DFW). The Centurion Lounge in San Francisco Airport (SFO) and Miami International Airport (MIA) are also under construction.

•	Launched the SimplyCash card in Canada, which offers a valuable cash-back rewards product with no annual fee. In conjunction, the Company launched SimplyCash Preferred, which offers a premium level of cash-back rewards for an annual fee.

•	Partnered with McDonald’s to allow eligible U.S. Card Members enrolled in the Membership Rewards® program to use points in real-time for food and beverages in McDonald’s restaurants nationwide. As part of the launch, each time a Card Member uses points for their McDonald’s order, American Express will make a $1 donation to the Ronald McDonald House Charities (RHMC)®.

In our Global Network Services (“GNS”) business, the Company:

•	Announced a new card-issuing partnership with Santander in Mexico, and launched the Santander American Express® Credit Card with a new rewards program called Santander Rewards (Recompensas Santander).

•	Signed an agreement with Banesco in which Banesco becomes a merchant acquirer for American Express and continue to issue American Express-branded cards in Venezuela.

•	Supported GNS partners in launching a wide range of new products, including: the El Al Flycard Premium American Express® Card with Poalim Express in Israel, the HanaSK Global Pay American Express® Card with Hana Bank in Korea, the Nations Trust American Express® Travel Card with Nations Trust Bank in Sri Lanka and the SPDB Platinum Credit Card with Shanghai Pudong Bank in China.

In our Enterprise Growth Group, the Company:

•	Expanded the retail availability of American Express Serve to over 32,000 retail locations throughout the United States with the addition of OfficeMax and Hy-Vee retail locations in July 2014.

•	In partnership with China Mobile launched a partnership featuring the Global Travel Card (GTC), allowing individuals and corporate users of China Mobile’s mobile wallet to participate in cross-border and international online commerce transactions.

•	In partnership with Walmart, Bluebird by American Express launched an integrated promotion with the Walmart Savings Catcher program to double customer savings when a Savings Catcher refund is redeemed onto a Bluebird account.

•	Partnered with Intuit to allow eligible clients of professional tax preparers to receive IRS tax refunds on the American Express Serve Card for the 2015 tax filing season.

AMERICAN EXPRESS COMPANY

THIRD QUARTER 2014 OVERVIEW

ANNEX 1

Revenue Net of Interest Adjusted for Global Business Travel

$MM	Q3’14	Q3’13	Q3’14 YTD	Q3’13 YTD
GAAP Revenue Net of Interest	$8,329	$8,301	$25,185	$24,427
Global Business Travel Revenue Net of Interest		(396)		(396)

Adjusted Revenue Net of Interest	8,329	7,905	25,185	24,031

FX27- and GBT-Adjusted Revenue Net of Interest		7,857		23,871

YoY% Inc/(Dec) in GAAP Revenue Net of Interest	0%		3%
YoY% Inc/(Dec) in Adjusted Revenue Net of Interest	5%		5%
YoY% Inc/(Dec) in FX27- and GBT-Adjusted Revenue Net of Interest	6%		6%

Note: This schedule adjusts for operating performance of Global Business Travel as reported in Q3’13. It does not include other Global Business Travel-related items, including equity earnings from the joint venture and impacts related to a transition services agreement that will phase out over time.

[27]	See Note 2, page 1.

AMERICAN EXPRESS COMPANY

THIRD QUARTER 2014 OVERVIEW

ANNEX 2

The following table presents a comparison of the Company’s Tier 1 and Tier 1 common risk-based capital under Basel I rules, Tier 1 and common equity Tier 1 risk-based capital under Transitional Basel III rules, and estimated Tier 1 and common equity Tier 1 risk-based capital under Fully Phased-in Basel III rules, for purposes of calculating the estimated Tier 1 and common equity Tier 1 capital ratios and the supplementary leverage ratio under Fully Phased-in Basel III rules.

(Billions, except ratios)	Tier 1/ Tier 1 Common/ Common Equity Tier 1
Risk-Based Capital under Basel I	$17.0
Adjustments related to:
AOCI	(0.1)
Transition provisions for intangible assets	0.5
Deferred tax assets	0.1
Other	0.0

Risk-Based Capital under Transitional Basel III	17.6

Adjustments related to:
AOCI	(0.2)
Transition provisions for intangible assets	(0.6)
Deferred tax assets	(0.1)
Other	0.1

Estimated Risk-Based Capital under Fully Phased-In Basel III(a)	16.8

Risk-Weighted Assets under Basel I / Transitional Basel III	128.9
Estimated Risk-Weighted Assets under Fully Phased-In Basel III(a)(b)	130.1
Tier 1 Common ratio under Basel I Rule	13.2%
Common Equity Tier 1 ratio under Transitional Basel III Rule	13.6%
Estimated Common Equity Tier 1 ratio under Fully Phased-In Basel III Rule(a)(b)(c)	12.9%
Tier 1 Risk-based Capital Ratio under Basel I Rule	13.3%
Tier 1 Risk-based Capital Ratio under Basel III Transitional Rule	13.6%
Estimated Tier 1 Risk-based Capital Ratio under Fully Phased-In Basel III Rule(a)(b)(d)	12.9%
Total Assets	153.9
Estimated Total Assets for Supplementary Leverage Capital Purposes(a)(e)	179.9
Estimated Supplementary Leverage Ratio under Fully Phased-In Basel III Rule(a)(f)	9.3%

(a)	Estimated common equity Tier 1 capital, Tier 1 capital, risk-weighted assets and total assets for supplementary leverage capital purposes under the fully phased-in Basel III Rule reflect the Company’s current interpretation of the fully phased-in Basel III rules using the standardized approach. The estimated fully phased-in Basel III amounts could change in the future if the Company’s business changes.
(b)	Differences in the calculation of risk-weighted assets between Basel I/Basel III Transitional and fully phased-in Basel III include adjustments relating to the impact of the incremental risk weighting applied to deferred tax assets and significant investments in unconsolidated financial institutions, as well as exposures to past due accounts, equities and sovereigns.
(c)	The common equity Tier 1 capital ratio under the fully phased-in Basel III rule is calculated as common equity Tier 1 capital under fully phased-in Basel III rules divided by estimated risk-weighted assets under fully phased-in Basel III rules.
(d)	The Tier 1 risk-based capital ratio under the fully phased-in Basel III rule is calculated as Tier 1 risk-based capital under the fully phased-in Basel III rule divided by estimated risk-weighted assets under the fully-phased in Basel III rule.
(e)	Estimated total assets for supplementary leverage capital purposes under fully phased-in Basel III rules includes adjustments for Tier 1 capital deductions, off-balance sheet derivatives, undrawn unconditionally cancellable commitments and other off-balance sheet liabilities.
(f)	The fully phased-in Basel III supplementary leverage ratio is calculated by dividing fully phased-in Basel III Tier 1 capital by the Company’s estimated total assets for supplementary leverage capital purposes under the fully phased-in Basel III rule.

AMERICAN EXPRESS COMPANY

THIRD QUARTER 2014 OVERVIEW

ANNEX 3

Calculation of Net Interest Yield on Card Member Loans

	Three Months Ended
	September 30,
(Millions, except percentages and where indicated)	2014	2013
Net interest income	$1,395	$1,283
Exclude:
Interest expense not attributable to the Company’s Card Member loan portfolio	247	296
Interest income not attributable to the Company’s Card Member loan portfolio	(90)	(87)

Adjusted net interest income(a)	$1,552	$1,492

Average loans (billions)	$66.4	$63.0
Exclude:
Unamortized deferred card fees, net of direct acquisition costs of Card Member loans, and other (billions)	(0.2)	(0.2)

Adjusted average loans (billions)(b)	$66.2	$62.8

Net interest income divided by average loans(c)	8.5%	8.1%
Net interest yield on Card Member loans(d)	9.3%	9.4%

(a)	Adjusted net interest income, a non-GAAP measure, represents net interest income allocated to the Company’s Card Member loan portfolio excluding the impact of interest expense and interest income not attributable to the Company’s Card Member loan portfolio. The Company believes adjusted net interest income is useful to investors because it is a component of net interest yield on Card Member loans.

(b)	Adjusted average loans, a non-GAAP measure, represents average Card Member loans excluding the impact of deferred card fees, net of deferred direct acquisition costs of Card Member loans, and other. The Company believes adjusted average loans is useful to investors because it is a component of net interest yield on Card Member loans.

(c)	This calculation includes elements of total interest income and total interest expense that are not attributable to the Card Member loan portfolio, and thus is not representative of net interest yield on Card Member loans. The calculation includes interest income and interest expense attributable to investment securities and other interest-bearing deposits as well as to Card Member loans, and interest expense attributable to other activities, including Card Member receivables.

(d)	Net interest yield on Card Member loans, a non-GAAP measure, is computed by dividing adjusted net interest income by adjusted average loans, computed on an annualized basis. The calculation of net interest yield on Card Member loans includes interest that is deemed uncollectible. For all presentations of net interest yield on Card Member loans, reserves and net write-offs related to uncollectible interest are recorded through provisions for losses—Card Member loans; therefore, such reserves and net write-offs are not included in the net interest yield calculation. The Company believes net interest yield on Card Member loans is useful to investors because it provides a measure of profitability of the Company’s Card Member loan portfolio.

AMERICAN EXPRESS COMPANY

THIRD QUARTER 2014 OVERVIEW

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This supplement includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to risks and uncertainties. The forward-looking statements, which address the Company’s expected business and financial performance, among other matters, contain words such as “believe,” “expect,” “estimate,” “anticipate,” “optimistic,” “intend,” “plan,” “aim,” “will,” “may,” “should,” “could,” “would,” “likely,” and similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The Company undertakes no obligation to update or revise any forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements, include, but are not limited to, the following:

•	the ability to hold annual operating expense growth to less than 3 percent during 2014, which will depend in part on unanticipated increases in significant categories of operating expenses, such as consulting or professional fees, compliance or regulatory-related costs and technology costs, the payment of monetary damages and penalties, disgorgement and restitution, the Company’s decision to increase or decrease discretionary operating expenses depending on overall business performance, the Company’s ability to achieve the expected benefits of the Company’s reengineering plans, the Company’s ability to balance expense control and investments in the business, the impact of changes in foreign currency exchange rates on costs and results, the impact of accounting changes and reclassifications, and the level of acquisition activity and related expenses;

•	the ability of the Company to meet its on-average and over-time growth targets for revenues net of interest expense, earnings per share and return on average equity, which will depend on factors such as the Company’s success in implementing its strategies and business initiatives including growing the Company’s share of overall spending, retaining and growing our partner relationships, increasing merchant coverage, enhancing its prepaid offerings, expanding the Global Network Services business and controlling expenses, and on factors outside management’s control including the willingness of Card Members to sustain spending, the effectiveness of marketing and loyalty programs, regulatory and market pressures on pricing, credit trends, currency and interest rate fluctuations, and changes in general economic conditions, such as GDP growth, consumer confidence, unemployment and the housing market;

•	the ability of the Company to meet its on-average and over-time objective to return 50 percent of capital generated to shareholders through dividends and share repurchases, which will depend on factors such as approval of the Company’s capital plans by its regulators, the amount the Company spends on acquisitions, the Company’s results of operations and capital needs in any given period, and the amount of shares issued by the Company to employees upon the exercise of options;

•	the actual amount to be spent by the Company on investments in the business during the fourth quarter 2014 and the actual amount of any potential gain arising from the proposed acquisition of Concur Technologies the Company decides to invest in business building activities and initiatives designed to improve operating efficiencies, which will be based in part on the likelihood and timing of the closing of the proposed Concur acquisition, the magnitude of any gain recognized by the Company as a result of the Concur acquisition, which will depend on the ultimate purchase price paid by SAP, management’s ability to identify attractive investment opportunities and make such investments, which could be impacted by business, regulatory or legal complexities, the Company’s ability to develop and implement technology and other resources to realize efficiencies and the ability to control operating, infrastructure and rewards expenses as the business expands or changes, including the changing behavior of Card Members;

•	changes in the substantial and increasing worldwide competition in the payments industry, including competitive pressure that may impact the prices we charge merchants that accept our cards, competition for co-brand relationships and the success of marketing, promotion or rewards programs;

•	the impact of final laws and regulations, if any, arising from the European Commission’s legislative proposals covering a range of issues affecting the payments industry, which will depend on various factors, including, but not limited to, the issues presented and decisions made in the European legislative and regulatory processes addressing the proposed regulation of interchange fees and other practices related to card-based payment transactions, the amount of time these processes take to reach completion, and the actual pricing and other requirements ultimately adopted in the final laws and regulations in the European Union and its Member States;

AMERICAN EXPRESS COMPANY

THIRD QUARTER 2014 OVERVIEW

•	the possibility that the Company will not fully execute on its plans for OptBlue, including offsetting decreases in the average discount rate with higher spend volume, which will depend in part on the success of OptBlue merchant acquirers in signing merchants to accept American Express, which could be impacted by the pricing set by the merchant acquirers and the value proposition offered to small merchants;

•	changes affecting the Company’s ability or desire to issue preferred shares during the fourth quarter of 2014 or the first quarter of 2015, such as actions by bank regulatory agencies, capital needs, any reduction in the Company’s credit ratings, which could materially increase the cost and other terms of preferred shares, and market conditions, among other factors;

•	litigation, such as class actions or proceedings brought by governmental and regulatory agencies (including the lawsuit filed against us by the U.S. Department of Justice and certain state attorneys general), that could result in (i) the imposition of behavioral remedies against us or us voluntarily making certain changes to our business practices, the effects of which in either case could have a material adverse impact on our financial performance; (ii) the imposition of substantial monetary damages and penalties, disgorgement and restitution; and/or (iii) damage to our global reputation and brand;

•	the potential failure of the U.S. Congress to renew legislation regarding the active financing exception to Subpart F of the Internal Revenue Code, which could increase the Company’s effective tax rate and have an adverse impact on net income; and

•	factors beyond the Company’s control such as changes in global economic and business conditions, including consumer and business spending, the availability and cost of capital, unemployment and political conditions, fire, power loss, disruptions in telecommunications, severe weather conditions, natural disasters, terrorism, cyber attacks or fraud, which could significantly affect spending on American Express cards, delinquency rates, loan balances and travel-related spending or disrupt the Company’s global network systems and ability to process transactions.

A further description of these uncertainties and other risks can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2014 and June 30, 2014 and the Company’s other reports filed with the Securities and Exchange Commission.